EXHIBIT A

                           CHESHIRE DISTRIBUTORS, INC.
                        2000 OMNIBUS STOCK INCENTIVE PLAN

I.   Establishment and Purpose.
     -------------------------


     The Cheshire Distributors, Inc. 2000 Omnibus Stock Incentive Plan (the "Plan") is intended to promote the interests of the Company and the stockholders of the Company by providing officers, directors, consultants and other employees of the Company and of its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company, thereby aligning their interest more closely to the interest of stockholders.

II.  Definitions.
     -----------


     As used in the Plan, the following definitions apply to the terms indicated below:

         (a) "Award Agreement" shall mean the written agreement between the Company and a Participant evidencing an Incentive Award.

         (b) "Board of Directors" shall mean the Board of Directors of the Company.

         (c) "Cause," when used in connection with the termination of a Participant's employment by the Company, shall mean (i) the willful and continued failure by the Participant substantially to perform his duties and obligations to the Company (other than any such failure resulting from his incapacity due to physical or mental illness) or (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company or any of its Subsidiaries. For purposes of this Section 2(c), no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company. The Committee shall determine whether a termination of employment is for Cause, and any such determination by the Committee shall be binding on the Participant, the Company and its Subsidiaries.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.





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




         (e) "Committee" shall mean the Compensation Committee of the Board of Directors. The Committee shall consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act (or who satisfies any other criteria for administering employee benefit plans as may be specified by the Securities and Exchange Commission in order for transactions under such plan to be exempt from the provisions of Section 16(b) of the Exchange Act); provided, however, that if the Company does not have two or more "outside directors", the Board of Directors shall serve as the Committee until the shareholders duly elect two or more such outside directors.

         (f) "Company" shall mean Cheshire Distributors, Inc., a Delaware corporation.

         (g) "Company Stock" shall mean the common stock of the Company, par value $0.001 per share.

         (h) "Delivery Date" shall mean the date established by the Company on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section l0(e) of the Plan.

         (i) "Disability" shall mean: (i) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company or a Subsidiary of the Company and applicable to such Participant or (ii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code.

         (j) "Effective Date" shall mean the date upon which this Plan is adopted by the Board of Directors.

         (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (l) "Executive Officer" shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

         (m) "Exercise Date" shall mean the date on which a Participant may exercise an Incentive Award.

         (n) "Fair Market Value" of a share of Company Stock, as of a date of determination, shall mean (i) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded for the last preceding date on which there was a sale of such stock on such exchange, or (ii) if the shares of Company Stock are not listed or admitted to trading on any such exchange, the closing price as reported by The Nasdaq Stock Market, Inc. for the last preceding date on which there was a sale of such stock on such exchange, or (iii) if the shares of Company Stock are not then listed on The Nasdaq Stock Market, Inc., the average of the highest




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reported bid and lowest reported asked prices for the shares of Company Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which bid and asked prices for the Common Stock were so reported or (iv) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as determined by the Committee in good faith.

         (o) "Incentive Award" shall mean an Option, Tandem SAR, Stand-Alone SAR, Restricted Stock grant, Phantom Stock grant or Stock Bonus granted pursuant to the terms of the Plan.

         (p) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code.

         (q) "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

         (r) "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 of the Plan.

         (s) "Participant" shall mean an employee of the Company or a subsidiary of the Company to whom an Incentive Award is granted pursuant to the Plan, and, upon his death, his successors, heirs, executors and administrators, as the case may be.

         (t) "Phantom Stock" shall mean the right, granted pursuant to Section 11 of the Plan, to receive in cash the Fair Market Value of a share of Company Stock.

         (u) "Plan" shall mean this 2000 Omnibus Stock Incentive Plan, as amended from time to time.

         (v) "Reference Value" shall mean the value determined by the Committee pursuant to Section 9(a) of the Plan.

         (w) "Restricted Stock" shall mean a share of Common Stock which is granted pursuant to the terms of Section 10 hereof and which is subject to the restrictions set forth in Section 10 of the Plan and the applicable Award Agreement.

         (x) "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act.

         (y) "Section 162(m)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder.





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         (z) "Securities  Act" shall mean the Securities Act of 1933, as amended from time to time.

         (aa) "Stand-Alone SAR" shall mean a stock appreciation right granted pursuant to Section 9 of the Plan which is not related to any Option.

         (bb) "Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 12 of the Plan.

         (cc) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

         (dd) "Tandem SAR" shall mean a stock appreciation right granted pursuant to Section 8 of the Plan which is related to an option.

         (ee) "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest or an Option, Tandem-SAR or Stand-Alone SAR may vest, as the case may be.

III. Stock Subject to the Plan
     -------------------------

         (a) Shares Available for Awards.
             ---------------------------

     The maximum number of shares of Company Stock reserved for issuance under the Plan shall be One Million (1,000,000) shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

     The grant of a Tandem SAR shall not reduce the number of shares of Company Stock with respect to which Incentive Awards may be granted pursuant to the Plan.

         (b) Individual Limitation.
             ---------------------

     The total number of shares of Common Stock subject to Incentive Awards (including Incentive Awards payable in cash but denominated as shares of Common Stock, i.e., Stand-Alone SAR's and Phantom Stock), awarded to any one recipient during any tax year of the Company, shall not exceed four hundred thousand (400,000) shares. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code.




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





         (c)   Adjustment for Change in Capitalization.
               ---------------------------------------

     In the event that the Committee shall determine that any dividend (other than regular cash dividends payable in accordance with the Company's policies as in effect from time to time) or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Company Stock (or the class of stock then subject to issuance under the Plan if not the Company Stock) such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of stock which may thereafter be issued in connection with Incentive Awards, (ii) the number and kind of shares of stock issued or issuable in respect of outstanding Incentive Awards, and (iii) the exercise price, grant price, or Reference Value relating to any Incentive Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with
Section 424 of the Code and with respect to all Incentive Awards, such adjustment shall be made in accordance with Section 162(m) of the Code.

         (d) Re-use of Shares.
             ----------------

     The following shares of Company Stock shall again become available for Incentive Awards: (i) any shares subject to an Option that remain unissued upon the cancellation, surrender, exchange or termination of such Option for any reason whatsoever (other than the cancellation of an Option resulting from the exercise of a Tandem SAR related to such Option); (ii) any shares subject to a Stand-Alone SAR that remain not settled for cash upon cancellation, surrender, exchange or termination of such Stand-Alone SAR for any reason whatsoever; (iii) any Restricted Stock which is forfeited by a Participant; and (iv) any shares subject to a Phantom Stock grant that remain not settled for cash upon cancellation, surrender, exchange or termination of such Phantom Stock grant for any reason whatsoever. If an Option of a Participant is canceled, the shares subject to the canceled Option continue to be counted against the maximum number of shares for which Options may be granted to the Participant under the Plan.

IV.  Administration of the Plan.
     --------------------------


     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the persons to whom and the time or times at which Incentive Awards shall be granted; to determine the type and number of Incentive Awards to be granted, the number of shares of Company Stock to which an Award may relate and the




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




terms, conditions, restrictions and performance criteria relating to any Incentive Award; to determine whether, to what extent, and under what circumstances an Incentive Award may be settled, canceled, forfeited, exchanged, or surrendered (provided that in no event shall the foregoing be construed to permit the repricing of an Option, Tandem SAR or Stand-Alone SAR (whether by amendment, cancellation and regrant or otherwise) to a lower exercise price or Reference Value other than in compliance with Section 162(m) of the Code); to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent in accordance with Section 162(m) of the Code, if applicable, with respect to an Executive Officer), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option, Tandem SAR, Stand-Alone SAR or Incentive Award relating to Phantom Stock granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, Tandem SAR, Stand-Alone SAR or Phantom Stock grant, and (ii) accelerate the Delivery Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or otherwise adjust any of the terms applicable to such share.

     No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, if, in either case, such action, omission or determination was taken or made by such member, director or employee in good faith and in a manner such member, director or employee reasonably believes to be in or not opposed to the best interests of the Company.

V.   Eligibility.
     -----------

     The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees, officers, directors, consultants and advisors of the Company or its Subsidiaries as the Committee shall select from time to time.

VI.  Awards Under the Plan; Award Agreement.
     --------------------------------------

     The Committee may grant Options, Tandem SAR's, Stand-Alone SAR's, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses, in such amounts




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




and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

     Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

VII. Options.
     -------

(a)  Identification of Options.
     -------------------------

     Each  Option  shall be clearly  identified  in the  applicable
Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.

(b)  Exercise Price.
     --------------

     Each Award Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the Participant to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Committee but shall in no event be less than the Fair Market Value of a share of Common Stock on the date the Option is granted provided however, that the option exercise price of Non-Qualified Stock Options may be less than such value provided the exercise of any such Non-Qualified Stock Option shall comply with the provisions of Section 162(m) of the Code.

(c)  Term and Exercise of Options.
     ----------------------------

            (i) An Option shall become exercisable in accordance with the terms of the applicable Award Agreement. The Committee shall determine the expiration date of each option; provided, however, that no Incentive Stock Option shall be exercisable more than ten (10) years after the date of grant.

            (ii) An Option may be exercised for all or any portion of the shares as to which it is exercisable, provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

            (iii) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by a copy of the applicable Award Agreement, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for shares of Common Stock purchased upon the exercise of an Option shall




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




also accompany the exercise notice and be provided by one or a combination of the following means: (i) in cash, by certified check, bank cashier's check or wire transfer; (ii) by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the full amount of the option exercise price for the shares as to which the Option is being exercised, (iii) by delivering shares of Company Stock owned by the Participant with appropriate stock powers, or (iv) by electing to have the Company retain shares of Company Stock which would otherwise be issued on the exercise of the Option. In determining the number of shares of Company Stock necessary to be delivered to or retained by the Company, such shares shall be valued by the Committee at their Fair Market Value as of the exercise date. An Option shall be deemed to be exercised on the date on which the above conditions to exercise have been satisfied.

            (iv) Certificates for shares of Company Stock purchased upon the exercise of an Option (net of any shares retained by the Company in accordance with Section 7(c)(3)(iv) of the Plan) shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the date on which the Option is exercised.

         (d) Limitations on Incentive Stock Options.
             --------------------------------------

            (i) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any Subsidiary of the Company) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

            (ii) No Incentive Stock Option may be granted to an individual if, at the time of the grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (i) the exercise price per share of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

         (e) Effect of Termination of Employment.
             -----------------------------------

            (i) Unless the applicable Award Agreement provides otherwise, in the event that the employment of a Participant with the Company or a



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Subsidiary  of the  Company  shall  terminate  for any reason  other than death,
Disability or Cause, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three (3) months after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

            (ii) Unless the applicable Award Agreement provides otherwise, in the event that the employment of a Participant with the Company or a Subsidiary of the Company shall terminate on account of the Disability or death of the
Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and
(ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

            (iii) If a Participant's employment with the Company or a Subsidiary of the Company is terminated for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

         (f) Conditions to Vesting.
             ---------------------

     At the time of the grant of Options, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

VIII. Tandem SAR's.
      ------------


     The Committee may grant in connection with any Option granted hereunder one or more Tandem SAR's relating to a number of shares of Common Stock less than or equal to the number of shares of Company Stock subject to the related Option. A Tandem SAR may be granted at the same time as or, in the case of a Non-Qualified Stock Option, subsequent to the time that, its related Option is granted.

         (a) Benefit Upon Exercise.
             ---------------------

     The exercise of a Tandem SAR with respect to any number of shares of Company Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the option exercise price per share of the related Option. Such payment shall be made as soon as practicable after the effective date of such exercise.




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         (b) Term and Exercise of Tandem SAR.
             -------------------------------

            (i) A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

            (ii) The exercise of a Tandem SAR with respect to a number of shares of Company Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(2)), with respect to a number of shares of Company Stock shall cause the automatic and immediate cancellation of any related Tandem SAR's to the extent that the number of shares of Company Stock remaining subject to such Option is less than the number of shares then subject to such Tandem SAR. Such Tandem SAR's shall be canceled in the order in which they become exercisable.

            (iii) A Tandem SAR may be exercised for all or any portion of the shares as to which the related Option is exercisable; provided, that no partial exercise of a Tandem SAR shall be for less than a number of shares having an aggregate option exercise price of less than $1,000. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

            (iv) No Tandem SAR shall be assignable or transferable otherwise than together with its related Option, and any such transfer or assignment will be subject to the provisions of Section 20 of the Plan.

            (v) A Tandem SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by a copy of the applicable Award Agreement, shall specify the number of shares of Company Stock with respect to which the Tandem SAR is being exercised and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related. A Tandem SAR shall be deemed to be exercised on the date on which the above conditions to exercise have been satisfied.

         (c) Conditions to Vesting.
             ---------------------

     At the time of the grant of a Tandem SAR, the Committee may impose such restrictions or conditions to the vesting of such Tandem SAR as it, in its absolute discretion, deems appropriate.




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IX.  Stand-Alone SAR's.
     -----------------


         (a) Reference Value.
             ---------------

     The Reference Value per share of a Stand-Alone SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

         (b) Benefit Upon Exercise.
             ---------------------

     The exercise of a Stand-Alone SAR with respect to any number of shares of Company Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the reference value of the Stand-Alone SAR. Such payments shall be made as soon as practicable after the effective date of such exercise.

         (c) Term and Exercise of Stand-Alone SAR's.
             --------------------------------------

            (i) The Committee shall determine the expiration date of each Stand-Alone SAR.

            (ii) A Stand-Alone SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a Stand-Alone SAR shall be for an aggregate reference value of less than $1,000. The partial exercise of a Stand-Alone SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

            (iii) A Stand-Alone SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by a copy of the applicable Award Agreement, shall specify the number of shares of Company Stock with respect to which the Stand-Alone SAR is being exercised, and shall be signed by the Participant. A Stand-Alone SAR shall be deemed to be exercised on the date on which the above conditions to exercise have been satisfied

         (d) Effect of Termination of Employment.
             -----------------------------------


     The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to the exercise of Stand-Alone SAR's.




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         (e) Conditions to Vesting.
             ---------------------

     At the time of the grant of a Stand-Alone SAR, the Committee may impose such restrictions or conditions to the vesting of such Stand-Alone SAR as it, in its absolute discretion, deems appropriate.

X.   Restricted Stock.
     ----------------

         (a) Delivery Date and Vesting Date.
             ------------------------------

     At the time of the grant of shares of Restricted Stock, the Committee shall establish a Delivery Date or Delivery Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Delivery Date and/or Vesting Date for each class. If the Participant is employed by the Company or a Subsidiary of the Company on a Delivery Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section l0(e) of the Plan. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section l0(b) of the Plan are satisfied, and except as provided in Section l0(g) of the Plan, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section l0(c) of the Plan shall lapse.

         (b) Conditions to Vesting.
             ---------------------

     At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

         (c) Restrictions on Transfer Prior to Vesting.
             -----------------------------------------

     Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

         (d) Dividends on Restricted Stock.
             -----------------------------

     The Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

         (e) Issuance of Certificates.
             ------------------------

            (i) Reasonably promptly after the Delivery Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

            The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the 2000 Omnibus Stock Incentive Plan of Cheshire Distributors, Inc. and an Award Agreement entered into between the registered owner of such shares and Cheshire Distributors, Inc. A copy of such Plan and Award Agreement is on file in the office of the Secretary of Cheshire Distributors, Inc., 1599 Post Road East, Westport, Connecticut 06880.

     Such legend shall not be removed until such shares vest pursuant to the terms of the applicable Award Agreement.

            (ii) Each certificate issued pursuant to this Section l0(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

         (f) Consequences of Vesting.
             -----------------------

     Upon the vesting of a share of Restricted Stock pursuant to the terms of the applicable Award Agreement, the restrictions of Section 10(c) of the Plan shall lapse. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in
Section 10(e) of the Plan.

         (g) Effect of Termination of Employment.
             -----------------------------------

            (i) Subject to such other provision as the Committee may set forth in the applicable Award Agreement, and to the Committee's amendment authority pursuant to Section 4 of the Plan, upon the termination of a Participant's employment by the Company or any Subsidiary of the Company for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to the Company; provided that if the Committee, in its sole and absolute discretion and within thirty (30) days after such termination of employment notifies the Participant in writing of its decision not to terminate the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. If shares of Restricted Stock are forfeited in accordance with the provisions of this Section 10, the Company shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

            (ii) In the event of the termination of a Participant's employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited to the Company, together with any dividends paid on such shares.

         (h) Special Provisions Regarding Restricted Stock Awards to Executive Officers.
             -------------------------------------------------------------------

     Notwithstanding anything to the contrary contained herein, the lapse of restrictions on Restricted Stock granted pursuant to this Section 10 to Executive Officers shall be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria and such other or alternative criteria as may be established from time to time under Section 162(m) of the Code: (i) the attainment of a specified percentage return on total stockholder equity of the Company; (ii) the attainment of a specified percentage increase in earnings per share of Common Stock; (iii) the attainment of a specified percentage increase in net income of the Company; and
(iv) the attainment of a specified percentage increase in profit before taxation of the Company (or a Subsidiary or division of the Company if applicable). Attainment of any such performance criteria shall be determined in accordance with generally accepted accounting principles as in effect from time to time. Such shares of Restricted Stock shall be released from restrictions only after the attainment of such performance measures have been certified by the Committee in accordance with the requirements of Section 162(m) of the Code.

XI.  Phantom Stock.
     -------------

         (a) Vesting Date.
             ------------

     At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) of the Plan are satisfied, and except as provided in Section 11(d) of the Plan, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

         (b) Benefit Upon Vesting.
             --------------------

     Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive in cash, within thirty (30) days of the Vesting Date of such share, an amount equal to the sum of (i) the Fair Market Value of a share of Common Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the Vesting Date of such share.

         (c) Conditions to Vesting.
             ---------------------

     At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

         (d) Effect of Termination of Employment.
             -----------------------------------

     Subject to such other provision as the Committee may set forth in the applicable Award Agreement, and to the Committee's amendment authority pursuant to Section 4 of the Plan, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant's termination of employment for any reason.

         (e) Special Provisions Regarding Phantom Stock Awards.
             -------------------------------------------------

     Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 11 to Executive Officers shall be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria and such other or alternative criteria as may be established from time to time under Section 162(m) of the
Code: (i) the attainment of a specified percentage return on total stockholder equity of the Company; (ii) the attainment of a specified percentage increase in earnings per share of Common Stock from continuing operations; (iii) the attainment of a specified percentage increase in net income of the Company; and
(iv) the attainment of a specified percentage increase in profit before taxation of the Company (or a Subsidiary or division of the Company if applicable). Attainment of any such performance criteria shall be determined in accordance with generally accepted accounting principles is in effect from time to time. No cash payment in respect of any Phantom Stock award will be paid to an Executive Officer until the attainment of the respective performance measures have been certified by the Committee in accordance with the requirements of Section 162(m) of the Code.

XII. Stock Bonuses.
     -------------

     In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

XIII. Rights as a Stockholder.
      -----------------------

     No Participant shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c) of the Plan, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

XIV. No Special Employment Rights; No Right to Incentive Award.
     ---------------------------------------------------------

     Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or any Subsidiary of the Company or interfere in any way with the right of the Company or any Subsidiary of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

     No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

XV.  Securities Matters.
     ------------------

         (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms of the Plan, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

         (b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the transfer of such shares is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the transfer of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.


XVI. Withholding Taxes.
     -----------------

     Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

     Whenever shares of Common Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a Fair Market Value equal to the amount of tax to be withheld. Such shares shall be valued at the Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award.

XVII. Notification of Election Under Section 83(b) of the Code.
      --------------------------------------------------------

     If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

XVIII. Notification Upon Disqualifying Disposition Under Section 421(b) of the
       Code.
       -----------------------------------------------------------------------

     Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Common Stock delivered upon the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

XIX. Amendment or Termination of the Plan.
     ------------------------------------


     The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m) or 422 of the Code or to the extent such approval is required by the rules of any stock exchange on which the Common Stock is listed. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4 of the Plan, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Incentive Award.

XX.  Transfers Upon Death; Nonassignability.
     --------------------------------------

     Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Particip0ant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

     During a Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option or outstanding shares of Restricted Stock unless such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status. Notwithstanding the foregoing, but subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members or trusts are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration and each such transferee agrees to comply with all applicable provisions of the relevant Award Agreement.

XXI. Expenses and Receipts.
     ---------------------

     The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

XXII. Failure to Comply.
      -----------------

     In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary or transferee) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary or transferee) within ten (10) days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

XXIII. Effective Date and Term of Plan.
       -------------------------------

     The Plan became effective on the Effective Date, but the Plan (and any grants of Incentive Awards made prior to stockholder approval of the Plan) shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, such Incentive Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

XXIV. Applicable Law.
      --------------

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law.

XXV. Participant Rights.
     ------------------

     No Participant shall have any claim to be granted any Incentive Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Incentive Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the delivery of a Company Stock certificate to him for such shares.

XXVI. Unfunded Status of Awards.
      -------------------------

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

XXVII. No Fractional Shares.
       --------------------

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Incentive Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

XXVIII. Beneficiary.
        -----------

     A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

XXIX. Interpretation.
      --------------

     The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.